Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(329,970)
Unrealized Gain (Loss) on Market Value of Futures	445,640
Dividend Income	65
Interest Income	156
Total Income (Loss)	$115,891

Expenses
Investment Advisory Fee	$5,555
Brokerage Commissions	866
NYMEX License Fee	139
Non-interested Directors' Fees and Expenses	95
Prepaid Insurance Expense	13
Total Expenses	$6,668
Net Income (Loss)	$109,223

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/11	$10,737,942
Net Income (Loss)	109,223

Net Asset Value End of Month	$10,847,165
Net Asset Value Per Unit (300,000 Units)	$36.16

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502